Kayne Anderson Energy Development Company Announces Its Net Asset Value at November 30, 2007, Schedules Earnings Call and 2008 Annual Analyst/Investor Meeting

HOUSTON, TX -- 01/16/2008 -- (NYSE: KED) Kayne Anderson Energy Development Company (the "Company") today announced its net asset value of $245.1 million or $24.39 per share at November 30, 2007. For fiscal year 2007, the Company's net asset value per share increased by $0.20, or 0.8% and the Company adjusted net asset value per share, which is equal to the net asset value plus cumulative dividends paid, increased by $1.545, or 6.4%.

The Company will report its full earnings results for the fourth quarter ended November 30, 2007 on Monday, February 11, 2008 after the close of financial markets. The Company will host a conference call at 10:00 a.m., Eastern time, on Tuesday, February 12, 2008 to discuss its results.

The Company will host its 2008 Annual Analyst/Investor Meeting on Wednesday, January 23, 2008 from 12:00 p.m. to 4:00 p.m., Eastern time, at the DoubleTree Hotel in Houston, Texas. "We believe this meeting will provide an excellent opportunity for the investment community to hear from our key professionals, as well as to meet the management teams of several of our portfolio companies," said Kevin McCarthy, CEO and President of the Company. Interested parties can register for the meeting on the Company's website (http://www.kaynefunds.com).

The Company is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings (its "total assets") in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Company's historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions; regulatory and legal changes; energy industry risk; commodity pricing risk; leverage risk; valuation risk; non-diversification risk; interest rate risk; tax risk; and other risks discussed in the Company's filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Company's investment objectives will be attained.

Contacts:
KA Fund Advisors, LLC
David Shladovsky
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067
(800) 231-7414

or

Kayne Anderson Energy Development Company
www.kaynefunds.com
(888) 533-1232